 As filed with the Securities and Exchange Commission on April 20, 2015

Registration No. 333-166454

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

____________________________

POST-EFFECTIVE AMENDMENT #2

FORM S-1/A

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_____________________________

China Gewang Biotechnology, Inc.

(f/k/a Rich Star Development Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada	2000	42-1769584
(State or other Jurisdiction of Incorporation	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
or Organization)

Xita 23C, Star International, No. 8 Jinsui Road, Pearl River New Town,

 Guangzhou Province, P.R. China 510623

86-024-2397-4663

 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Aspen Asset Management LLC

6623 Las Vegas Blvd. South, Suite 225

Las Vegas, NV 89119

(Name, address , including zip code, and telephone number, including area code, of agent for service)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:

No further sales after this Post-Effective Amendment to the Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

 The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Notice:  The sole purpose of this post effective amendment to the registration statement is to terminate the registration of the securities covered by this registration statement upon the effective date of this Post-Effective Amendment.  Upon information and belief, all 2,000,000 shares of registered common stock of the registrant were sold pursuant to the terms of this registration statement and the Prospectus which forms a part thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Pearl River New Town, Guangzhou Province, P.R. China on April 20, 2015.

China Gewang Biotechnology, Inc.

By:	/s/ Shili Zhang
Shili Zhang
Chief Executive Officer, Chief Financial and Accounting Officer, Director

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